       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Curtis Mathes Holding Corporation on Form S-3 of our report dated August 7, 1996 appearing in the Annual Report on Form 10-K of Curtis Mathes Holding Corporation as of June 30, 1996 and 1995 and for each of the years in the three year period ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                   /s/   King Griffin & Adamson P.C.

                                   KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
August 14, 1997